EXHIBIT 99.3

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of May 1, 2001, between Tiffany & Co. International, a Delaware corporation (the "Buyer") and Little Switzerland, Inc., a Delaware corporation (the "Company").


                                    RECITALS

     A. The Company and the Buyer have entered into a Stock Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), pursuant to which the Company has agreed to issue and sell, and the Buyer has agreed to purchase, on the terms and subject to the conditions set forth in the Purchase Agreement, 7,410,000 shares (the "Shares") of common stock, par value $0.01 per share, of the Company (the "Common Stock").

     B. As a condition to the willingness of the Buyer to enter into the Purchase Agreement, the Company has agreed to provide registration rights with respect to the Registrable Securities (defined in Section 1.01(a)) on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Buyer and the Company, on the basis of and in reliance on their respective representations, warranties, covenants, obligations, indemnities and agreements set forth in this Agreement, and upon the terms and subject to the conditions contained herein, agree as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

     SECTION 1.01. Definitions.

     (a) The following terms have the following meanings for purposes of this Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

     "Agreement" has the meaning ascribed to that term in the Preamble.

     "Applicable Law" means with respect to any Person, any international, national, regional, federal, state or local treaty, statute, law, ordinance, rule, administrative action, regulation, order, writ, injunction, judgment, directive, decree or other requirement of any Governmental Authority, and any requirements imposed by common law or case law, applicable to such Person or any of its Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with their activities on behalf of such Person or one of its Affiliates).

     "Common Stock" has the meaning ascribed to that term in the Recitals. "Company" has the meaning ascribed to that term in the Preamble.

     "Demand Registration" has the meaning ascribed to that term in Section 2.01(a).

     "Demanding  Security  Holders"  has the  meaning  ascribed  to that term in
Section  2.02(a).

     "Electing Holder" has the meaning ascribed to that term in Section 2.01(a). "Buyer" has the meaning ascribed to that term in the Preamble.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof or any entity, authority or body exercising executive, legislative, judicial or regulatory functions of or pertaining to government, including any governmental or regulatory authority, agency, department, board, commission or instrumentality, any court or tribunal.

     "Holder"  means a  holder  of  Registrable  Securities.

     "NASD" means the National Association of Securities Dealers, Inc., or any successor corporation thereto.

     "Person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity.

     "Purchase Agreement" has the meaning ascribed to that term in the Recitals.

     "Registrable Securities" means the Shares and any other shares of Common Stock held by the Buyer. Any particular Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and such Registrable Securities have been disposed of in accordance with such registration statement, (ii) such Registrable Securities have been disposed of pursuant to Rule 144 or (iii) such Registrable Securities shall have ceased to be outstanding.

     "Requesting  Holder"  has the  meaning  ascribed  to that  term in  Section
2.01(a).

     "Required Holders" means Holders who hold at least a majority of the aggregate number of the Shares.

     "SEC" means the Securities Exchange Commission (or any successor entity thereto).

     "Securities Act" means the Securities Act of 1933, as amended.

     "Shares" has the meaning ascribed to that term in the Recitals.


                                    ARTICLE 2

                                  REGISTRATION

     SECTION 2.01. Required Registration.

     (a) One or more Holders (a "Requesting Holder") at any time and from time to time may deliver a written notice to the Company requesting that the Company effect a registration under the Securities Act covering at least 15% of the Registrable Securities and specifying the intended method or methods of disposition of such Registrable Securities. After receipt of any such notice, the Company shall promptly notify all Holders in writing of the receipt of such request. Each such Holder (an "Electing Holder"), in lieu of exercising its rights under Section 2.02, may elect, by written notice sent to the Company within 20 days from the date of such Holder's receipt of the notice from the Company, to have Registrable Securities included in such registration pursuant to this Section 2.01 (a "Demand Registration"). The Company, as expeditiously as is possible but in any event within 90 days following receipt of the written notice pursuant to the first sentence of this Section 2.01(a), will use its best efforts to effect the registration under the Securities Act of all shares of Registrable Securities which the Requesting Holders and the Electing Holders have elected to include for sale to the extent required to permit the disposition in accordance with the intended method or methods thereof, of such Registrable Securities. The Company shall not be required, however, to effect more than five Demand Registrations unless the Company shall be eligible at any time to file a registration statement on Form S-3 (or other comparable or successor short form) under the Securities Act, in which event there shall be no limit on the number of Demand Registrations, but no more than one (1) such Demand Registration shall be made during any consecutive twelve (12) month period. A registration will not be deemed to be a Demand Registration for purposes of the foregoing five Demand Registration limit (i) until the registration statement relating to such registration (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities of the Holders included in such registration have actually been sold); or (ii) if the offering size is reduced in accordance with Section 2.02(b) such that less than 75% of the Registrable Securities sought to be included in such registration are included. A registration will be deemed to be a Demand Registration for purposes of the five Demand Registration limit if it is withdrawn at the request of the Requesting Holders unless the Company is reimbursed by the Requesting Holders for all reasonable out-of-pocket expenses incurred by the Company in connection therewith. Notwithstanding anything herein to the contrary, the Company shall not be required to effect any Demand Registration prior to the first anniversary of this Agreement.

     (b) Neither the Company nor any Electing Holders shall have the right to include any securities in the Demand Registration unless (i) such securities are of the same class as the Registrable Securities included in such registration and (ii) if any of the Registrable Securities covered by such registration are sold in an underwritten offering, the Company and such Electing Holders, as applicable, agree in writing to sell their securities on the same terms and conditions as apply to the Registrable Securities being sold. If any of the Registrable Securities are to be sold in an underwritten offering and the managing underwriter shall have advised the Company or any Requesting Holder that, in its opinion, the inclusion of any securities of the Company or any Electing Holders would materially and adversely affect the distribution of the securities to be included in the Demand Registration by the Requesting Holders, the Company shall limit the number of securities to be included in the Demand Registration to the maximum number that could be marketed without materially and adversely affecting the distribution of the securities to be included by the Requesting Holders in the Demand Registration and shall register in the Demand Registration (A) first, all shares of Registrable Securities for which any Requesting Holders have requested registration pursuant to Section 2.01(a) (allocated, if necessary, on a pro rata basis), (B) second, all Registrable Securities requested to be included by the Electing Holders (allocated, if necessary, on a pro rata basis), and (C) third, all securities proposed to be included by the Company in the Demand Registration.

     SECTION 2.02 Incidental Registration.

     (a) If the Company at any time proposes to file on its behalf or on behalf of any of its security holders (the "Demanding Security Holders") a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) for the registration of securities, it will give written notice to all Holders at least 30 days before the initial filing with the SEC of such registration statement. The notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company and shall offer to include in such filing the aggregate number of shares of Registrable Securities as such Holders may request. Each Holder desiring to have Registrable Securities registered under this Section 2.02 shall advise the Company in writing within 20 days after the date of receipt of such offer from the Company, setting forth the amount of such Registrable Securities for which registration is requested. The Company shall include in such filing the number of shares of Registrable Securities for which registration is so requested, subject to Section 2.02(b), and shall use its best efforts to effect registration under the Securities Act of such shares.

     (b) The Holders of Registrable Securities shall not have the right to include any Registrable Securities in such filing unless (i) such Registrable Securities are of the same class as the securities included in such registration and (ii) if any of the securities covered by such registration are sold in an underwritten offering, the Holders of Registrable Securities agree in writing to sell their Registrable Securities on the same terms and conditions as apply to the securities being sold by the Company and the Demanding Security Holders. If the managing underwriter of a proposed public offering shall advise the Company in writing that, in its opinion, the inclusion of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company or the Demanding Security Holders would materially and adversely affect the distribution of such securities by the Company or the Demanding Security Holders, the number of securities to be included in the registration shall be reduced to the maximum number that could be marketed without materially and adversely affecting the distribution of the securities to be included by the Company or the Demanding Security Holders in such registration and the Company shall register (A) first, such securities, if any, which the Company proposes to sell in such registration, (B) second, such securities which are sought to be included by the Demanding Security Holders in such registration pursuant to contractual registration rights in existence on the date of this Agreement (allocated, if necessary, on a pro rata basis), and
(C) third, Registrable Securities which are sought to be included in such registration by the Holders (allocated, of necessary, on a pro rata basis). Except as otherwise provided in Section 3.02, all expenses of such registration shall be borne by the Company.

                                  ARTICLE THREE

                                   PROCEDURES

     SECTION 3.01. Registration Procedures. In connection with the Company's registration obligations pursuant to Section 2.01 or 2.02, the Company, as expeditiously as possible, will take the following actions:

     (a) The Company will prepare and file with the SEC a registration statement with respect to such Registrable Securities and will use its best efforts to cause such registration statement to be declared and to remain effective for a period of time required for the disposition of such Registrable Securities by the Holders thereof, but not to exceed 180 days.

     (b) After the filing of the registration statement with the SEC, the Company promptly will notify each Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission under state blue sky laws and will take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

     (c) The Company will prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in a public offering and the expiration of 180 days.

     (d) The Company will furnish to the selling security holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling Holders reasonably may request.

     (e) The Company immediately will notify each Holder holding Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as so amended or supplemented, such prospectus would not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     (f) The Company will use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each Holder of such Registrable Securities reasonably shall request. The Company shall not be obligated, however, to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (f), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction. The Company will take such other acts and do such other things as may be reasonably required of it to enable such Holder to consummate the disposition in such jurisdiction of the Registrable Securities covered by such registration statement.

     (g) The Company will furnish, at the request of any Requesting Holder, on the date that such Registrable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such Registrable Securities becomes effective (1) an opinion, dated such date, of the independent counsel representing the Company for the purposes of such registration, in customary form and covering matters of the type customarily covered in such legal opinions and (2) a comfort letter, dated such date, from the independent certified public accountants of the Company, in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters or the Requesting Holders shall reasonably request. Such opinion of counsel shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as the Requesting Holders may reasonably request. Such letter from the independent certified public accountants of the Company shall additionally cover such other financial matters (including information as to the period ending not more than ten days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the Requesting Holders may reasonably request.

     (h) The Company will enter into customary agreements, including an underwriting agreement in customary form, and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. (i) The Company otherwise will use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders as soon as reasonably practicable but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

         It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the Registrable Securities that are to be registered at the request of any Holder that such Holder shall furnish to the Company such information regarding the securities held by such Holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

     SECTION 3.02. Expenses. All expenses incurred in complying with this Agreement, including all registration and filing fees and all expenses incident to filing with the NASD, printing, messenger, telephone and delivery expenses, customary fees and disbursements of underwriters except as set forth below, fees and disbursements of counsel for the Company, the reasonable fees and expenses of not more than one firm of attorneys for the selling security holders (selected by those holding a majority of the Registrable Securities being registered), expenses of any special audits or "cold comfort" letters incident to or required by any such registration, expenses of complying with the securities or blue sky laws of any jurisdiction pursuant to Section 3.01(f) and fees and expenses of any other Person retained by the Company, shall be paid by the Company. The Company shall not, however, be liable for any fees, discounts or commissions to any underwriter attributable to the securities sold by such Holder or any fees or disbursements of counsel for any underwriter.

     SECTION 3.03. Holdback Agreements. Unless the managing underwriter otherwise agrees (in the case of Registrable Securities being sold through underwrites), the Company (i) shall not effect any public or private sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 120 days after the effective date of the registration statement filed in connection with Section 2.01 or 2.02 except as part of such underwritten registration and except pursuant to registrations on Form S-4 or Form S-8 or any successor forms thereto.

     SECTION 3.04. Indemnification and Contribution.

     (a) In the event of any registration of any Registrable Securities pursuant to this Agreement, the Company shall indemnify and hold harmless the Holder of such Registrable Securities, such Holder's directors, officers, and employees and each other Person (including each underwriter) who participated in the offering of such Registrable Securities and each other Person, if any, who controls such Holder or such participating Person within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, to which such Holder or any such director, officer or employee or participating Person or controlling Person may become subject under the Securities Act or any other applicable law, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof), arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such actual or alleged untrue statement or omission so made in strict conformity with information furnished in writing to the Company by such Holder or on such Holder's behalf expressly for use therein.

     (b) In connection with any registration statement in which a Holder is participating, such Holder will, severally but not jointly, indemnify and hold harmless the Company, its directors, officers and employees and each Person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company or any such director, officer or employee or other Person may become subject, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon information in writing furnished to the Company by such Holder expressly for use in (and such information is contained in) any registration statement under which securities were registered under the Securities Act at the request of such Holder, any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto. Notwithstanding the provisions of this Section 3.04(b) or 3.04(c), no Holder shall be required to indemnify any Person pursuant to this Section 3.04 or to contribute pursuant to Section 3.04(c) below in an amount in excess of the amount of the aggregate net proceeds received by such Holder in connection with any such registration under the Securities Act.

     (c) If the indemnification provided for in this Section 3.04 from the indemnifying party is unavailable to an indemnified party hereunder or insufficient to hold the indemnified party harmless in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.04(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     SECTION 3.05. Certain Limitations on Registration Rights. The registration rights granted pursuant to this Agreement shall be subject to the following limitations:

     (a) The Company shall not be obligated to register the Registrable Securities of any Holder if, in the opinion of counsel to the Company reasonably satisfactory to the Holder and its counsel, the sale or other disposition of such Holder's Registrable Securities may be effected in the manner proposed by such Holder without registering such Registrable Securities under the Securities Act.

     (b) The Company shall not be obligated to register the Registrable Securities of any Holder pursuant to Section 2.01(a) if the Company has had a registration statement, under which such Holder had a right to have its Registrable Securities included pursuant to Section 2.01 or 2.02, declared effective within six months prior to the date of the request pursuant to Section 2.01(a); provided, however, that if any Holder elected to have shares of its Registrable Securities included under such registration statement but some or all of such shares were excluded then such six-month period shall be reduced to three months.

     (c) The Company shall have the right to delay the filing or effectiveness of a registration statement required pursuant to Section 2.01(a) hereof not more than twice during any 12-month period aggregating not more than 60 days, in the event that (i) the Company would, in accordance with the opinion of its counsel, be required to disclose in the prospectus information not otherwise then required by law to be publicly disclosed and (ii) in the judgment of the Company's Board of Directors, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the prospectus, would materially and adversely affect any existing or prospective material business situation, transaction or negotiation or otherwise materially and adversely affect the Company.

     SECTION 3.06. Selection of Managing Underwriters. The managing underwriter or underwriters for any offering of Registrable Securities pursuant to a Demand Registration shall be selected by the holders of a majority of the Registrable Securities being so registered and shall be reasonably acceptable to the Company.

                                    ARTICLE 4

                                  MISCELLANEOUS

     SECTION 4.01. No Inconsistent Agreements. The Company will not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement. Without limiting the generality of the foregoing, the Company shall not, without the prior written consent of the Required Holders, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration filed under
Section 2.01 or 2.02 unless under the terms of such agreement such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included.

     SECTION 4.02. Remedies. Each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and waives the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

     SECTION 4.03. Amendment; Waiver. The provisions of this Agreement may not be amended, and waivers or consents to departure from such provisions may not be given, unless the Company has obtained the written consent of the Required Holders or with respect to a Demand Registration, the Requesting Holders. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. Except as otherwise provided in this Agreement, the rights and remedies provided under this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 4.04. Notices. All notices and communications to be given or made by any party under this Agreement shall be in writing and delivered by hand-delivery, registered first class mail (return receipt requested), facsimile, or air courier guaranteeing overnight delivery, addressed as follows, or to such other Person or address as the party named below may designate by notice:

     (a) If to any Holder, at its last known address appearing on the books of the Company maintained for such purpose.

     (b) If to the Company:

                           Little Switzerland, Inc.
                           161-B Crown Bay
                           P.O. Box 930
                           St. Thomas, U.S. Virgin Islands 00804
                           Attention:  Robert L. Baumgardner
                           Tel:     (340) 776-2010
                           Fax:     (340) 774-9900
                           email:   rbaumgardner@littleswitzerland.com

                           With a copy to:

                           Jack P. Jackson, Esq.
                           Proskauer Rose LLP
                           1585 Broadway
                           New York, NY  10036-8299
                           Tel:     (212) 969-3140
                           Fax:     (212) 969-2900
                           Email:   jjackson@proskauer.com

         All such notices, requests and other communications shall be deemed to have been received on the date of delivery thereof (if delivered by hand), on the third day after the mailing thereof (if mailed), on the next day after the sending thereof (if by overnight courier) and when receipt is confirmed as provided above (if telecopied).

     SECTION 4.05 Merger or Consolidation of the Company. If the Company is a party to any merger, consolidation or other transaction pursuant to which the Registrable Securities are converted into or exchanged for securities or the right to receive securities of any other Person, the issuer of such securities shall assume all obligations of the Company under this Agreement. The Company will not effect any merger, consolidation or other transaction as described in the immediately preceding sentence unless such other Person complies with this
Section 4.05.

     SECTION 4.06 Binding Effects; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns including any Person to whom Registrable Securities are transferred and no other Person shall have any right, benefit or obligation under this Agreement.

     SECTION 4.07. GOVERNING LAW. This Agreement, the transactions contemplated hereby the rights and obligations of the parties hereto, and any disputes or controversies arising therefrom shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to its principles of conflict of laws that would provide for the application of any other law.

     SECTION 4.08. Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit or amplify the provisions hereof.

     SECTION 4.09. Entirety. This Agreement contains the entire agreement and understanding between the parties with respect to the matters addressed herein and supersedes all prior representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein.

     SECTION 4.10. Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original for all purposes and all of which will be deemed collectively to be one agreement. Execution may be effected by delivery of facsimiles of signature pages, followed by delivery of originals of such pages.

     SECTION 4.07 Section and Other Headings. The section and other headings in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

     SECTION 4.08 Severability. If one or more provisions of this Agreement are held to be unenforceable to any extent under Applicable Law, such provision shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by law so as to effectuate the parties' intent to the maximum extent, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the maximum extent permitted by Applicable Law.

     IN  WITNESS  WHEREOF,   the  parties  have  caused  their  duly  authorized
representatives to execute and deliver this Agreement as of the first date written above.


                 TIFFANY & CO INTERNATIONAL, a Delaware corporation


                  By:  /s/ Patrick B. Dorsey
                      --------------------------------------------
                       Name:  Patrick B. Dorsey
                       Title: Vice President & Secretary


                  LITTLE SWITZERLAND, INC., a Delaware corporation


                  By: /s/ Robert L. Baumgardner
                      --------------------------------------------
                      Name:  Robert L. Baumgardner
                      Title: President